Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CERUS CORPORATION

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share

	Equity	Preferred Stock, $0.001 par value per share

	Debt	Debt Securities

	Other	Warrants

	Unallocated (Universal) Shelf	—	457(o)	—	—	$150,000,000	0.00014760	$22,140

Carry Forward Securities

Carry Forward Securities	Common Stock, $0.001 par value per share		415(a)(6)	—	—	$96,800,000	—	—	S-3	333-251302	December 11, 2020	$10,560

	Total Offering Amounts					$150,000,000	0.00014760	$22,140

	Total Fees Previously Paid							$10,560

	Total Fee Offsets							—

	Net Fee Due							$11,580

(1)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $96,800,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form S-3 (File No. 333-251302), which initially became effective upon filing with the U.S. Securities and Exchange Commission on December 11, 2020, as amended by Post-Effective Amendment No. 1 thereto that became effective upon filing with the U.S. Securities and Exchange Commission on March 1, 2023 and by Post-Effective Amendment No. 2 thereto that was declared effective by U.S. Securities and Exchange Commission on May 3, 2023 (the “Prior Registration Statement”). The registrant paid filing fees for the Unsold Securities in an aggregate amount of $10,560. Such aggregate amount of filing fees associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.